EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Track Group, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Guy Dubois, the Principal Executive Officer, and Acting Principal Financial Officer, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Guy Dubois
Guy Dubois
Principal Executive Officer and Acting Principal Financial Officer December 20, 2016